UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2010

GFI GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51103	80-0006224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Water Street
New York, NY	10041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 968-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

Item 1.01.    Entry into a Material Definitive Agreement.

On December 9, 2010, GFI Group Inc. (“GFI”) and Jersey Partners Inc. (“JPI”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) pursuant to which GFI purchased 1,200,000 shares of GFI Group Inc’s common stock, par value $0.01 per share (the “Common Stock”) held by JPI for an aggregate purchase price of $6.0 million. The purchase price was calculated based on the closing price of the Common Stock on the New York Stock Exchange on December 8, 2010.  JPI is the largest stockholder of GFI.  Michael Gooch, GFI’s Chief Executive Officer and Chairman, is the majority shareholder of JPI.  The review and approval of the Stock Purchase Agreement was delegated by the Company’s Board of Directors to its Audit Committee, comprised of solely independent directors, which approved the Stock Purchase Agreement.

Item 8.01.     Other Events

On December 10, 2010, GFI issued a press release announcing the payment of a special dividend, a copy of which is set forth in Exhibit 99.1 hereto.

Item 9.01.     Financial Statements and Exhibits

(d)  Exhibits:

Exhibit	Description

99.1	Press release, dated December 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFI GROUP INC.

Date: December 13, 2010
	By:	/s/ Scott Pintoff
	Name:	Scott Pintoff
	Title:	General Counsel